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                                                                     EXHIBIT 5.1

                             CHOATE, HALL & STEWART

                 A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                  EXCHANGE PLACE
                                  53 STATE STREET
                         BOSTON, MASSACHUSETTS 02109-2891
                              TELEPHONE (617)248-5000
                             FACSIMILE (617) 248-4000
                                  TELEX 49615860

                                                                   June 15, 1998

Cyrk, Inc.
3 Pond Road
Gloucester, Massachusetts 01930

Ladies and Gentlemen:

     This opinion is delivered to you in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed on or about June 15, 1998 by Cyrk, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 1,179,419 shares of common stock, $.01 par value (the "Common Stock"), of the Company.

     We are familiar with the Company's Restated Certificate of Incorporation, its Amended and Restated By-Laws, and the records of its corporate proceedings. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholders pursuant to the Registration Statement have been legally issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to this firm in the section entitled "Interests of Named Experts and Counsel" in the Registration Statement.

                                            Very truly yours,

                                            CHOATE, HALL & STEWART